UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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CNL Lifestyle Properties, Inc.

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CNL LIFESTYLE PROPERTIES, INC. PROXY STATEMENT 2015

Annual Meeting of Stockholders The 2015 Annual Meeting of Stockholders of CNL Lifestyle Properties, Inc. will be held as follows:

Date:	December 15, 2015

Time:	9:30 a.m.

Place:	CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801

November 3, 2015

Notice of Annual Meeting of Stockholders

to be held on December 15, 2015

The 2015 Annual Meeting of Stockholders of CNL Lifestyle Properties, Inc. will be held as follows:

Date	Tuesday, December 15, 2015

Time	9:30 a.m.

Place	CNL Center at City Commons Tower I, 13th Floor 450 South Orange Avenue Orlando, Florida 32801

Items of Business	We are holding the annual meeting of the stockholders of CNL Lifestyle Properties, Inc. for stockholders to consider and vote upon the following matters:

	1.	The election of five director nominees named in the accompanying proxy statement.

	2.	The ratification of the selection of our independent auditor.

	3.	Such other matters as may properly come before the meeting.

Record Date	Stockholders of record as of the close of business on October 27, 2015 will be entitled to vote at the meeting.

Voting	You may vote prior to the meeting by telephone, internet or mail, or you may vote your shares in person at the Annual Meeting. Please refer to the instructions under “Voting Methods” in the accompanying Proxy Statement Summary.

By order of the Board of Directors,

Holly J. Greer
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held

on December 15, 2015: The proxy statement and annual report to stockholders are available on our website at CNLLifestyleProperties.com and at www.proxyvote.com.

i

CNL LIFESTYLE PROPERTIES, INC.

2015 Proxy Statement Summary

Provided below are highlights of certain information contained in this proxy statement. As it is only a summary, please refer to the complete proxy statement before you vote.

Throughout this proxy statement, the terms “we,” “us,” “our,” the “Company,” and “CNL Lifestyle Properties” refer to CNL Lifestyle Properties, Inc.

Annual Meeting Information

Date	Tuesday, December 15, 2015

Time	9:30 a.m.

Place	CNL Center at City Commons, Tower I, 13th Floor, 450 South Orange Avenue, Orlando, Florida 32801

Record Date	October 27, 2015

Attending the Meeting	Please see Voting and Attendance Information beginning on page 13 for information regarding attending the meeting in person.

Voting Methods	Stockholders as of the record date are entitled to vote by internet, by phone, or by completing and returning their proxy card or voting instruction card. If you hold your shares in street name, please see Voting and Attendance Information beginning on page 13 for more information about voting.

Vote by internet at www.proxyvote.com using the control number on your proxy card or Notice Regarding the Availability of Proxy Materials.
Vote by telephone by calling 1-800-690-6903 and using the control number on your proxy card or Notice Regarding the Availability of Proxy Materials.
To vote by mail, mark, sign and date the proxy card and return it in the accompanying envelope (if you received these materials by mail). If you did not receive these materials by mail, you may also request a paper copy of the proxy card and submit your vote by mail.

You may attend the meeting and vote in person. Even if you plan to attend the meeting, you are encouraged to vote by proxy prior to the meeting in one of the above ways. If you attend the meeting and wish to vote in person, your proxy will not be used.

Voting matters and vote recommendation

Matter	Board Vote Recommendation	Page Reference

1. Election of five directors	FOR each director nominee	1 - 4

2. Ratification of the selection of the independent auditor	FOR	12 - 13

This Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card are first being sent or given to stockholders on or about November 3, 2015.

Item 1 – Election of Directors

Our Board of Directors has nominated the five directors listed below to be elected to one year terms expiring at the 2016 Annual Stockholders’ Meeting. Each of these nominees is currently serving on the Board of Directors, and each has consented to serve if reelected. If any nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may designate.

Director Criteria, Qualifications and Experience

Each director is responsible for identifying and recommending qualified individuals to become Board members. The Board does not have a formal policy regarding diversity and considers many factors with regard to each candidate, including nominees recommended by stockholders. In evaluating nominees for director the Board considers, among other things, the individual’s character and professional ethics, judgment, integrity, diversity, prior professional experience, background, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of the Board’s Audit Committee, and the candidate’s willingness to devote substantial time and effort to Board responsibilities.

Director Nominees

The Board of Directors recommends a vote FOR each of these nominees to hold office for a term expiring at the 2016 Annual Stockholders’ Meeting and until their successors are elected and qualified.

James M. Seneff, Jr. Age 69 Director since 2003 Chairman of the Board since 2003

Other Directorships

CNL Lifestyle Advisor Corporation

CNL Securities Corp.

CNL Capital Markets Corp.

CNL Healthcare Properties, Inc. (Chair)

CNL Growth Properties, Inc. (Chair)

Global Income Trust, Inc. (Chair)

Mr. Seneff has served as chairman of the Board and a director since the Company’s inception in 2003. He has served as a director of the Company’s current advisor, CNL Lifestyle Advisor Corporation (December 2010 to present), and as a director of the managing member of the Company’s former advisor, CNL Lifestyle Company, LLC (2003 to December 2010). Mr. Seneff has also served as the chairman of the board of CNL Healthcare Properties, Inc., a public, non-traded REIT, since May 2011 and a director since its inception in June 2010, and as the chairman of its advisor, CNL Healthcare Corp., since its inception in June 2010. He has also served as chairman of the board and a director of CNL Growth Properties, Inc., a public, non-traded REIT, since August 2009 and December 2008, respectively, and has served as a manager of its advisor, CNL Global Growth Advisors, LLC, since its inception in December 2008; chairman of the board and a director of Global Income Trust, Inc., a public, non-traded REIT, since April 2009 and March 2009, respectively, and a manager of its advisor, CNL Global Income Advisors, LLC, since its inception in December 2008. Mr. Seneff is the sole member of CNL Holdings, LLC (“CNL Holdings”) and has served as the chairman, chief executive officer and/or president of several of CNL Holdings’ subsidiaries, including executive chairman (January 2011 to present), chairman (1988 to January 2011), chief executive officer (1995 to January 2011) and president (1980 to 1995) of CNL Financial Group, Inc., a diversified real estate company and the Company’s sponsor (“CNL” or the “Sponsor”), and chief executive officer and president (2008 to present) of CNL Financial Group, LLC. Mr. Seneff serves or has served on the board of directors of the following CNL Holdings’ affiliates: CNL Hotels & Resorts, Inc., a public, non-traded REIT (1996 to April 2007), and its advisor, CNL Hospitality Corp. (1997 to June 2006 (became self-advised); CNL Retirement Properties, Inc., a public, non-traded REIT, and its advisor, CNL Retirement Corp. (1997 to October 2006); CNL Restaurant Properties, Inc., a public, non-traded REIT, and its advisor (1994 to 2005 (became self-advised); Trustreet Properties, Inc. (“Trustreet”), a publicly traded REIT (2005 to February 2007); National Retail Properties, Inc., a publicly traded REIT (1994 to 2005); CNL Securities Corp., a FINRA-registered broker-dealer (1979 to present); and CNL Capital Markets Corp. (1990 to present). Mr. Seneff is also the chairman and a principal stockholder of CNLBancshares, Inc. (1999 to present), which owns CNLBank. Mr. Seneff received his B.A. in business administration from Florida State University.

As a result of these professional and other experiences, Mr. Seneff possesses particular knowledge of real estate acquisitions, ownership and dispositions in a variety of public and private real estate investment vehicles, which strengthens the Board’s collective knowledge, capabilities and experience. Mr. Seneff is principally responsible for overseeing the formulation of the Company’s strategic objectives.

Thomas K. Sittema Age 56 Director since 2012 Vice Chairman of the Board since 2012	Other Directorships Corporate Capital Trust, Inc. CNL Real Estate Group, Inc. CNL Healthcare Properties, Inc. (Vice Chair)

Mr. Sittema has served as vice chairman of the Board and a director since April 2012. Mr. Sittema served as the Company’s chief executive officer from September 2011 to April 2012 and has served as chief executive officer of CNL Lifestyle Advisor Corporation since September 2011. Mr. Sittema also serves as vice chairman of the board and a director of CNL Healthcare Properties, Inc., a public, non-traded REIT (April 2012 to present). He served as chief executive officer of CNL Healthcare Properties, Inc. from September 2011 to April 2012 and has served as chief executive officer of its advisor since September 2011. Mr. Sittema has served as chief executive officer of CNL, the Company’s Sponsor, (January 2011 to present) and as president (August 2013 to present) and previously served as vice president (February 2010 to January 2011). He has also served as chief executive officer and president of CNL Financial Group, LLC since August 2013 and has served as chief executive officer and a director of CNL Real Estate Group, Inc. (October 2009 to present) and president (August 2013 to present). Mr. Sittema also serves as chairman and a director of Corporate Capital Trust, Inc., a non-diversified, closed-end management investment company that has elected to be regulated as a business development company since October 2010. Mr. Sittema has also served as Corporate Capital Trust, Inc.’s chief executive officer since September 1, 2014. Mr. Sittema has served as chief executive officer and president of each of CNL Growth Properties, Inc. and Global Income Trust, Inc., public, non-traded REITs, and their advisors since September 1, 2014. Mr. Sittema holds various other offices with other CNL affiliates. Mr. Sittema has served in various roles with Bank of America Corporation and predecessors, including NationsBank, NCNB and affiliate successors (1982 to October 2009). Most recently, while at Bank of America Corporation Merrill Lynch, he served as managing director of real estate, gaming, and lodging investment banking. Mr. Sittema joined the real estate investment banking division of Banc of America Securities at its formation in 1994 and initially assisted in the establishment and build-out of the company’s securitization/permanent loan programs. He also assumed a corporate finance role with the responsibility for mergers and acquisitions, or M&A, advisory and equity and debt capital raising for his client base. Throughout his career, Mr. Sittema has led numerous M&A transactions, equity offerings and debt transactions including high grade and high-yield offerings, commercial paper and commercial mortgage-backed security conduit originations and loan syndications. Mr. Sittema is a member, since February 2013, of the board of directors of Crescent Holdings, LLC. Mr. Sittema has been named chair-elect for 2015 of the Investment Program Association and will become chairman of the Investment Program Association in 2016. Mr. Sittema received his B.A. in business administration from Dordt College, and an M.B.A. with a concentration in finance from Indiana University.

As a result of these professional and other experiences, Mr. Sittema possesses particular knowledge of real estate acquisitions, ownership and dispositions, which strengthens the Board’s collective knowledge, capabilities and experience.

Adam J. Ford Age 43 Independent Director since 2012	Committees Audit Committee (Chair and Financial Expert) Special Committee (Chair)
General Manager and Chief Financial Officer, Crosland, LLC

Mr. Ford joined the Board as an Independent Director in October 2012. He currently serves as the Board’s Audit Committee financial expert and the Audit Committee’s chairman. Since March 2011 and July 2010, respectively, Mr. Ford has served as both general manager and chief financial officer of Crosland, LLC, a privately held real estate asset management company in Charlotte, NC (“Crosland”). Mr. Ford is responsible for disposition, recapitalization, strategic investments, asset management and financial reporting. Prior to his current role, Mr. Ford was Crosland’s senior vice president of strategy and finance from September 2009 to June 2010. From February 2008 to August 2011, Mr. Ford served as chief operating officer of Crosland’s Southeastern Investment Fund, where he directed Crosland’s efforts in acquiring and enhancing the value of land investments as part of their joint venture with Northwestern Mutual Life Company. Prior to his involvement with the joint venture, Mr. Ford served as vice president of residential development of Crosland from March 2007 to January 2008. From May 2004 to February 2007, Mr. Ford served as Crosland’s vice president of operations in the residential division where he directed the company’s 120 person property operations team which managed more than 30 properties and 5,000+ units. He was also responsible for the division’s existing project financing, fee managed portfolio, and acquisition/disposition strategy and execution, overseeing capital transactions totaling more than $120 million. Mr. Ford was previously a consultant from 2002 to 2004 with Bain & Company located in Atlanta, GA where he provided strategic input to various clients in a variety of industries. Prior to that, Mr. Ford was an account executive in customer business development at The Procter & Gamble Company from 1994 to 2000. Mr. Ford received a B.S. in business administration from the University of North Carolina at Chapel Hill and a Masters in business administration from Harvard Business School.

As a result of these professional and other experiences, Mr. Ford possesses particular knowledge of business management and government relations, which strengthens the Board’s collective knowledge, capabilities and experience.

Dr. Bruce Douglas Age 82 Independent Director since 2004	Committees Audit Committee Special Committee
Former Chief Executive Officer, Harvard Development Company

Dr. Douglas joined the Board as an Independent Director in 2004. He has also served as an independent director of CNL Healthcare Properties, Inc., a public, non-traded REIT, from October 2010 through June 2013. Dr. Douglas founded and has been the chief executive officer of Harvard Development Company, a real estate development organization specializing in urban revitalization and rejuvenation since 2001. Dr. Douglas was the president of Sterling College from 2005 through 2008. Dr. Douglas founded The Douglas Company, a construction and engineering firm, and was chairman and chief executive officer from 1975 to 2001. Dr. Douglas received his B.A. in physics from Kalamazoo College, a B.S. in civil engineering from the University of Michigan, an M.P.A. from Harvard University and a Ph.D. in history at the University of Toledo.

As a result of these professional and other experiences, Dr. Douglas possesses particular knowledge of real estate development and planning, which strengthens the Board’s collective knowledge, capabilities and experience.

Robert J. Woody Age 71 Independent Director since 2004	Committees Audit Committee Special Committee
Partner, Elgin Energy Partners, LLC	Other Directorships Elgin Energy, LLC (Chair)

Mr. Woody joined the Board as an Independent Director in 2004. He served as an independent director of CNL Healthcare Properties, Inc., a public, non-traded REIT, from October 2010 until April 2012. He serves as a partner in Elgin Energy Partners, LLC, the general partner of a private equity limited partnership in Washington, D.C. (November 2008 to present). He also serves as chairman of Elgin Energy, LLC, an engineering, technology and exploration company located in Colorado (November 2008 to present). He served as deputy chairman and general counsel for Northstar Financial Services Ltd. (2005 through 2008) and as chief executive officer of Northstar Consulting Group, Inc. (2004 through 2005). Mr. Woody was the executive vice president and general counsel for Northstar Companies, Inc., an international wealth management firm, from 2002 until 2004. Before joining Northstar Companies, Inc., Mr. Woody was a partner at the law firm of Shook, Hardy & Bacon, L.L.P. (1997 to 2002). Mr. Woody received a B.A. and a J.D. from the University of Kansas and undertook graduate legal study in international law at the University of Exeter, England.

As a result of these professional and other experiences, Mr. Woody possesses particular knowledge of business management and government relation, which strengthens the Board’s collective knowledge, capabilities and experience.

Corporate Governance:

Board Leadership Structure and Risk Oversight

Separate CEO and Chairman

The Company currently operates under a leadership structure in which the positions of Chairman of the Board and Chief Executive Officer have been separated, such that each position is held by a different person. Mr. Seneff serves as our non-executive Chairman of the Board, and Mr. Stephen H. Mauldin is our President and Chief Executive Officer. Although the Board has no mandatory policy with respect to the separation of the offices of Chairman and the Chief Executive Officer, the Board believes that it is appropriate to have these as separate positions at this time on account of the varying strengths, experiences and relationships of each of these individuals in the real estate industry. Our chairman, Mr. Seneff, has unique knowledge, experience and relationships with the Board and management and within a broad spectrum of the real estate market. His continued role as Chairman of the Board provides significant value to the Company. Mr. Mauldin, our president and chief executive officer, has extensive experience and relationships in the sectors in which the Company acquires and owns real estate properties, and the Board believes that these attributes are complementary to the strengths of Mr. Seneff.

Board Structure and Director Independence

Under our organizational documents, we must have at least three but not more than fifteen directors. The Board of Directors has currently set the number of directors at five. A majority of these directors must be “independent.” An “independent director” is defined under our Second Articles of Amendment and Restatement (the “Charter”) as one who is not, and within the last two years has not been, directly or indirectly associated with the Company’s advisor, CNL Lifestyle Advisor Corporation (the “Advisor”) by virtue of (i) ownership of an interest in the Advisor or its affiliates, (ii) employment by the Advisor or its affiliates, (iii) service as an officer or director of the Advisor or its affiliates, (iv) performance of services, other than as a director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its affiliates. An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the director from the Advisor and affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. The Board annually reviews business and charitable relationships of directors in order to make a determination as to the independence of each director. Only those directors whom the Board determines have no material relationship with us or our affiliates that would impair their independent judgment are considered independent directors. The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in our Charter and the elements of independence in the listing standards of the New York Stock Exchange (the “NYSE”), even though our shares are not listed on the NYSE. After performing such a review, the Board determined that Messrs. Ford and Woody and Dr. Douglas have no relationships with us except as directors. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that each of Messrs. Ford and Woody and Dr. Douglas has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and each satisfies the elements of independence set forth in our Charter and in the listing standards of the NYSE, as currently in effect. There are no familial relationships between any of our directors and executive officers.

The Board has one standing Board committee, an Audit Committee, which is composed entirely of independent directors, and which is chaired by an independent director. All Board members, through the Chairman of the Board or the Audit Committee Chair, have input into meeting schedules, agendas, and the other important responsibilities of the Board or the Audit Committee.

We believe that our Board leadership structure is effective for the Company and provides for appropriate oversight of the Company’s risk management by providing balanced leadership through the separated Chairman and CEO positions, and by having strong independent leaders on the Board who are fully engaged and provide significant input into Board deliberations and decisions. Below is additional information about our risk oversight procedures.

Risk Oversight

The Audit Committee focuses on the adequacy of the Company’s enterprise risk management and risk mitigation processes. The Audit Committee meets regularly to discuss the strategic direction and the issues and opportunities facing the Company in light of trends and developments in the REIT industry and general business environment. Throughout the year, the Board provides guidance to management regarding the Company’s strategy and helps to refine its operating plans to implement the Company’s strategy. Annually, Internal Audit presents the results of the enterprise risk assessment to the Audit Committee. The risk assessment approach includes reviewing the categories of risk the Company faces, including any fraud and business risks, as well as the likelihood of occurrence, the potential impact of those risks and mitigating measures. The involvement of the Audit Committee in setting the Company’s business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the president and chief executive officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and the Audit Committee providing oversight of risk management efforts.

Board Meetings and Attendance

The Board of Directors held 12 meetings in 2014. All directors attended at least 75% of the meetings of the Board. Although the Company does not have a policy on director attendance at the annual meetings of stockholders, directors are encouraged to do so, and the 2014 Annual Meeting of Stockholders was attended by all members of the Board.

Committees of the Board

Audit Committee

The Company has a standing Audit Committee, the members of which are selected by the Board each year. The current membership of the Audit Committee and other descriptive information is summarized below.

Independent Directors	Position
Adam J. Ford
Dr. Bruce Douglas	M
Robert J. Woody	M
# of 2014 Meetings	8
Committee Chair, Audit Committee Financial Expert, M Committee Member

The Audit Committee operates under a written charter adopted by the Board, which can be found in the Corporate Governance section of the Investor Relations page of our website, CNLLifestyleProperties.com.

The Audit Committee assists the Board by providing oversight responsibilities relating to the following:

●	The integrity of financial reporting;

●	The annual independent audit process;

●	The independence, qualifications and performance of our independent auditor;

●	Our systems of internal control over financial reporting and disclosure controls and procedures;

●	The performance of our internal audit department;

●	Compliance with management’s audit, accounting and financial reporting policies and procedures;

●	Our policies and procedures for risk assessment and risk management; and

●	The process to estimate the Company’s net asset value per share on an annual basis.

In addition, the Audit Committee engages and is responsible for the compensation and oversight of the Company’s independent auditors and internal auditors. In performing these functions, the Audit Committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work.

During the year ended December 31, 2014, the Audit Committee held a total of eight meetings, including four meetings with the Company’s independent auditors, internal auditors and management to discuss the annual and quarterly financial reports prior to the filing of such reports with the Securities and Exchange Commission (the Commission”). Each member of the Audit Committee attended 100% of the meetings.

The Board has determined that each member of the Audit Committee is independent under our Charter and the listing standards of the NYSE, as currently in effect. In addition, the Audit Committee determined that Mr. Ford is an “audit committee financial expert” under the rules and regulations of the Commission for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

More information about the Audit Committee can be found under “Item 2 – Ratification of Appointment of Independent Auditor,” beginning on page 12.

Other Board Committees

Currently, the Company does not have a nominating committee or a compensation committee. The Board is of the view that it is not necessary to have a nominating committee at this time because the Board is composed of only five members, a majority of whom are “independent” (as defined under our Charter and the listing standards of the NYSE, as currently in effect). The Board does not have a compensation committee because the Company is externally advised and does not have any employees. We do not separately compensate our executive officers for their services as officers. At such time, if any, as the Company’s shares of common stock are listed on a national securities exchange such as the NYSE or the NASDAQ Stock Market, or the Company has employees to whom it directly provides compensation, the Board will form a compensation committee, the members of which will be selected by the full Board annually.

In May 2014, in connection with the Company’s exploration of strategic alternatives for future stockholder liquidity, the Board of Directors of the Company appointed a special committee, comprised of Messrs. Ford and Woody, and Dr. Douglas, to oversee the process of exploring strategic alternatives. Mr. Ford is Chairman of the Special Committee. The Special Committee met 11 times in 2014, and each member of the Special Committee attended all of the meetings.

Committee Charters and Other Corporate Governance Documents

The Board has adopted corporate governance policies and procedures that the Board believes are in the best interest of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission, more particularly:

●	A majority of the Board and all of the members of the Audit Committee are independent, as discussed above in “Board Structure and Director Independence.”

●	The Board has adopted a charter for the Audit Committee; and one member of the Audit Committee is an “audit committee financial expert” as defined in Commission rules.

●	The Audit Committee hires, determines compensation of, and decides the scope of services performed by the Company’s independent auditors.

●	The Company has adopted a Code of Business Conduct that applies to all directors, managers, officers and employees of the Company, as well as all directors, managers, officers and employees of our advisor, CNL Lifestyle Advisor Corporation (the “Advisor”). The Code of Business Conduct sets forth the basic principles to guide their day-to-day activities.

●	The Company has adopted a Whistleblower Policy that applies to the Company and all employees of the Advisor, and establishes procedures for the anonymous submission of employee complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

The Audit Committee Charter, and the Whistleblower Policy and the Code of Business Conduct are available in the Corporate Governance section of the Investor Relations page of our website, CNLLifestyleProperties.com, and will be sent to any stockholder who requests them from CNL Client Services, 450 South Orange Avenue, Orlando, Florida 32801, (866) 650-0650.

Communications with the Board and Stockholder Recommendations for Director Nominees

Stockholders may communicate with the Board or individual directors by addressing their correspondence to the attention of the Board or to individual directors, c/o Holly J. Greer, Corporate Secretary, CNL Lifestyle Properties, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. The Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

Stockholder recommendations for nominees for membership on the Board are given due consideration by the Board based on the nominee’s qualifications, in the same manner as all other candidates. Stockholder nominee recommendations should be timely submitted in writing, and include the candidates’ names and appropriate background and biographical information to the Board, c/o Holly J. Greer, Secretary, CNL Lifestyle Properties, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. See “Stockholder Proposals and Nominations for the 2016 Annual Stockholders’ Meeting” for important information about submitting nominations.

Compensation of Directors

Two of our directors, Messrs. Seneff and Sittema, are employed by and receive compensation from affiliates of our Advisor. We do not separately compensate them for their services as directors to the Company. Below is information regarding the compensation program in effect during 2014 for our independent directors.

Annual Board Retainer	$45,000
Annual Committee Retainers	$10,000 - Audit Committee Chair $45,000 - Special Committee Chair $35,000 - All other Special Committee Members
Board and Committee Meeting Attendance Fees	$2,000 for each Board and Committee Meeting attended
Other Fees

$2,000 per day for other meetings and Company related business outside of normally scheduled Board and Committee meetings, however, no compensation is paid for attending Annual Meetings of Stockholders

In addition to the above Annual retainers and fees, we pay for or reimburse our independent directors for their meeting-related expenses. The purpose of our independent director compensation program is to allow us to continue to attract and retain qualified Board members and recognize the significant commitment required of our directors.

The following table gives information regarding the compensation we provided to our directors in 2014.

Director Compensation - 2014 Fiscal Year Name	Fees Earned or Paid in Cash	Total Compensation

James M. Seneff, Jr. (Chairman)	None	None
Thomas K. Sittema	None	None
Dr. Bruce Douglas	$140,000	$140,000
Adam J. Ford	$164,000	$164,000
Robert J. Woody	$142,000	$142,000

Executive Officers

The following sets forth the names, ages, positions currently held by and the experience of each of our executive officers.

Name	Age*	Position
Stephen H. Mauldin	46	President and Chief Executive Officer Principal Executive Officer)
Tammy J. Tipton	55	Chief Financial Officer and Treasurer (Principal Financial Officer)
Holly J. Greer	43	General Counsel, Senior Vice President and Secretary
Ixchell C. Duarte	48	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

    * As of October 15, 2015

Stephen H. Mauldin. Chief Executive Officer and President. Mr. Mauldin has served as the Company’s chief executive officer since April 2012 and has served as the Company’s president and as president of the Company’s Advisor since September 2011. He served as chief operating officer of the Company from September 2011 to April 2012, and has served as chief operating officer of the advisor since September 2011. He also has served as president of each of CNL Healthcare Properties, Inc., a public, non-traded REIT, and its advisor since September 2011, chief executive officer of CNL Healthcare Properties, Inc. (since April 2012) and chief operating officer of each of CNL Healthcare Properties, Inc. (September 2011 to April 2012) and its advisor (September 2011 to present). Prior to joining the Company, Mr. Mauldin most recently served as a consultant to Crosland, LLC, a privately held real estate development and asset management company headquartered in Charlotte, North Carolina, from March 2011 through August 2011. He previously served as Crosland’s chief executive officer, president and a member of its board of directors from July 2010 until March 2011. Mr. Mauldin originally joined Crosland, LLC in 2006 and served as its chief financial officer from July 2009 to July 2010 and as president of Crosland’s mixed-use and multi-used development division prior to his appointment as chief financial officer. Prior to joining Crosland, LLC, from 1998 to June 2006, Mr. Mauldin was a co-founder and served as a partner of Crutchfield Capital, LLC, a privately held investment and operating company with a focus on small and medium-sized companies in the southeastern United States. From 1996 to 1998, Mr. Mauldin held various positions in the capital markets group and the office of the = chairman of Security Capital Group, Inc., which prior to its sale in 2002, owned controlling interests in 18 public and private real estate operating companies (eight of which were NYSE-listed) with a total market capitalization of over $26 billion. Mr. Mauldin graduated with a B.S. in finance from the University of Tampa and received an M.B.A. with majors in real estate, finance, managerial economics and accounting/information systems from the J.L. Kellogg Graduate School of Management at Northwestern University.

Tammy J. Tipton. Chief Financial Officer and Treasurer. Ms. Tipton has served as the Company’s chief financial officer and treasurer since May 1, 2015. She has also served as chief financial officer and treasurer of both CNL Growth Properties, Inc. and Global Income Trust, Inc., each a public, non-traded REIT, since September 1, 2014. She has served as senior vice president since October 2011 and group financial officer since January 2014 of CNL Financial Group Investment Management, LLC where she oversees the strategic finance, accounting, reporting, budgeting, payroll and purchasing functions for CNL and its affiliates. Ms. Tipton also holds various other offices with other CNL affiliates. She previously served as senior vice president of CNL from 2002 to December 2011. Ms. Tipton has served in various other financial roles since joining CNL in 1987. These roles include regulatory reporting for 20 public entities and the accounting, reporting and servicing for approximately 30 public and private real estate programs. Ms. Tipton earned a B. S. in accounting from the University of Central Florida. She is also a certified public accountant.

Holly J. Greer. General Counsel, Senior Vice President and Secretary. Ms. Greer has served as the Company’s general counsel, senior vice president and secretary since March 2011. She has also served as senior vice president of the Company’s current Advisor, CNL Lifestyle Advisor Corporation, since November 2013 and previously served as assistant general counsel and vice president (December 2010 to April 2011) and senior vice president, legal affairs (April 2011 to November 2013). Ms. Greer served as the Company’s associate general counsel (January 2010 until March 2011) and vice president (December 2009 until March 2011). Ms. Greer joined the Company in August 2006, where she initially served as acquisition counsel for the Company’s former advisor, CNL Lifestyle Company, LLC, until April 2007. From April 2007 until November 2009, Ms. Greer served as counsel to the Company and its former advisor, overseeing real estate and general corporate legal matters. She served as assistant general counsel of its former advisor (November 2009 to January 2010) and served as associate general counsel and vice president (January 2010 until April 2011). Ms. Greer has also served as general counsel, senior vice president and secretary of CNL Healthcare Properties, Inc., a public, non-traded REIT, since March 2011. She previously served as associate general counsel and vice president (June 2010 to March 2011). Ms. Greer has also served as senior vice president of its advisor since November 2013 and previously served as associate general counsel and vice president (June 2010 until April 2011) and served as senior vice president, legal affairs (April 2011 until November 2013. Ms. Greer has served as general counsel, senior vice president and secretary of CNL Growth Properties, Inc. and Global Income Trust, Inc., public, non-traded REITs, since August 2011 and as senior vice president and secretary of their advisors since August 2011. Prior to joining the Company, Ms. Greer spent seven years in private legal practice, primarily at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in Orlando, Florida. Ms. Greer is licensed to practice law in Florida and is a member of the Florida Bar Association and the Association of Corporate Counsel. She received a B.S. in communications and political science from Florida State University and her J.D. from the University of Florida.

Ixchell C. Duarte. Senior Vice President and Chief Accounting Officer. Ms. Duarte has served as the Company’s senior vice president and chief accounting officer since March 2012, and was previously a vice president from February 2012 to March 2012. She also has served as senior vice president and chief accounting officer of the Company’s Advisor since November 2013. Ms. Duarte has served as senior vice president and chief accounting officer since March 2012 of CNL Healthcare Properties, Inc., a public, non-traded REIT, and was previously a vice president from February 2012 to March 2012. She also has served as senior vice president and chief accounting officer of its advisor since November 2013. Since June 2012, Ms. Duarte has served as senior vice president and chief accounting officer of CNL Growth Properties, Inc., a public non-traded REIT, and has served as senior vice president of its advisor since November 2013. She has served as senior vice president and chief accounting officer of Global Income Trust, Inc., a public non-traded REIT, since June 2012 and has served as senior vice president of its advisor since November 2013. Ms. Duarte served as controller at GE Capital, Franchise Finance, from February 2007 through January 2012 as a result of GE Capital’s acquisition of Trustreet, a publicly traded REIT. Prior to that, Ms. Duarte served as senior vice president and chief accounting officer of Trustreet and served as senior vice president and controller of its predecessor CNL companies (2002 to February 2007). Ms. Duarte also served as senior vice president, chief financial officer, secretary and treasurer of CNL Restaurant Investments, Inc. (2000 to 2002) and as a director of accounting and then vice president and controller of CNL Fund Advisors, Inc. and other CNL affiliates (1995 to 2000). Prior to that, Ms. Duarte served as an audit senior and then as audit manager in the Orlando, Florida office of Coopers & Lybrand where she serviced several CNL entities (1990 to 1995), and as audit staff in the New York office of KPMG (1988 to 1990). Ms. Duarte is a certified public accountant. She received a B.S. in accounting from the Wharton School of the University of Pennsylvania.

Compensation of Executive Officers

We are an externally advised and as such, although we have executive officers responsible for the management of the Company, we have no paid employees. All of our executive officers are employed by, and receive compensation from affiliates of our Advisor.

Share Ownership

Directors and Executive Officers

The following table sets forth information regarding the shares of the Company’s common stock beneficially owned by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished by such stockholders, directors and officers. Unless otherwise noted below, such persons have sole investment and voting power over the shares. The address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801. The number of shares of our common stock beneficially owned by any director or executive officer did not exceed 1% of the total shares outstanding at October 15, 2015.

Name	Number of Shares

James M. Seneff, Jr. (1)	37,887(1)
Dr. Bruce Douglas	10,206
Robert J. Woody	—
Adam J. Ford	—
Thomas K. Sittema	—
Stephen H. Mauldin	6,399
Tammy J. Tipton
Ixchell C. Duarte	—
Holly J. Greer	789
All directors and executive officers as a group (9 persons)	55,281

(1)	Represents shares attributed to Mr. Seneff as a result of his control of (i) CNL Financial Group, Inc. which owns 17,887 shares, and (ii) CNL Lifestyle Company LLC, the Company’s former advisor which owns 20,000 shares.

Five Percent Stockholders

There are no persons who are known to us to be the beneficial owners of more than 5% of our outstanding common stock as of December 31, 2014 or October 15, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) to file with the Commission reports regarding their ownership and changes in their ownership of the Company’s securities. Copies of those reports must also be furnished to us. Based solely on a review of the copies of reports furnished to us with respect to 2014 and written representations that no other reports were required, we believe that our executive officers and directors have complied in a timely manner with all applicable Section 16(a) filing requirements. Section 16(a) of the Exchange Act also requires persons who own more than 10% of the Company’s securities to report ownership and changes in ownership to the Commission. To the Company’s knowledge, there are no stockholders who own more than 10% of the Company’s outstanding common stock.

Certain Relationships and Related Person Transactions

The Advisor and certain of the Advisor’s affiliates receive fees and compensation in connection with the Company’s stock offerings and in connection with the acquisition, management and sale of its assets. The related-party fees and compensation incurred by the Company have been reviewed by its Independent Directors, who have determined that such transactions are fair and reasonable and are on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

Certain directors and officers of the Company hold similar positions with the Advisor and CNL Securities Corp. (the “Managing Dealer”), which served as the managing dealer for the Company’s common stock offerings. The Company’s chairman of the Board indirectly owns a controlling interest in CNL and the Managing Dealer. The Advisor, the Predecessor Advisor and the Managing Dealer received fees and compensation in connection with the Company’s stock offerings and the acquisition, management and sale of the Company’s assets.

Pursuant to an advisory agreement between the Company and the Advisor (the “Advisory Agreement”), the Advisor and certain affiliates are entitled to receive fees and compensation in connection with the acquisition, management and sale of the Company’s assets, as well as the refinancing of debt obligations of the Company or its subsidiaries and an asset management fee based on the Company’s real estate asset value as defined in the Advisory Agreement. In addition, the Advisor and its affiliates are entitled to reimbursement of actual costs incurred on behalf of the Company in connection with the Company’s organizational, offering, acquisition and operating activities.

In March 2014, the Company’s Advisor amended its Advisory Agreement, effective April 1, 2014, to eliminate all acquisition fees on equity, performance fees, debt acquisition fees and disposition fees, and to reduce asset management fees to 0.075% monthly (or 0.90% annually) of invested assets.

For the years ended December 31, 2014 and 2013, the Advisor earned fees and incurred reimbursable expenses as follows (in thousands):

	Year Ended December 31,
	2014	2013
Acquisition fees:
Acquisition fees from offering proceeds (1)	$319	$1,286
Acquisition fees from debt proceeds (2)	1,521	3,273

Total	1,840	4,559

Asset management fees: (3)	29,863	34,683

Reimbursable expenses: (4)
Acquisition costs (5)	248	299
Operating expenses (6)	6,680	7,092

Total	6,928	7,391

Total fees earned and reimbursable expenses	$38,631	$46,633

(1)	Prior to April 1, 2014, acquisition fees were paid for services in connection with the selection, purchase, development or construction of real property. The fees were generally equal to 3.0% of gross offering proceeds from the sale of the Company’s common stock including proceeds from shares sold under its DRP. Effective April 1, 2014, the Advisor eliminated this fee.

(2)	Prior to April 1, 2014, acquisition fees from debt proceeds were paid for services in connection with the incurrence of indebtedness, including the Company’s pro-rata share of joint venture indebtedness. The fees were generally equal to 3.0% of loan proceeds. Effective April 1, 2014, the Advisor eliminated this fee.

(3)	Effective April 1, 2014, the asset management fees to Advisor were reduced from 1.00% to 0.75% per annum.

(4)	The Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on behalf of the Company in connection with the Company’s organization, offering, acquisitions, and operating activities. Pursuant to the Advisory Agreement, the Company will not reimburse the Advisor for any amount by which total operating expenses paid or incurred by the Company exceed the greater of 2.0% of average invested assets or 25.0% of net income (the “Expense Cap”) in any expense year, as defined in the Advisory Agreement. For the expense years ended December 31, 2014 and 2013, operating expenses did not exceed the Expense Cap.

(5)	Includes approximately $0.04 million and $0.1 million for reimbursable expenses to the Advisor for services provided to the Company for its executive officers during the years ended December 31, 2014 and 2013, respectively. The reimbursable expenses include components of salaries, benefits and other overhead charges.

(6)	Includes approximately $0.4 million and $0.6 million for reimbursable expenses to the Advisor for services provided to the Company for its executive officers during the years ended December 31, 2014 and 2013, respectively. The reimbursable expenses include components of salaries, benefits and other overhead charges.

Amounts due to affiliates for fees and expenses described above are as follows (in thousands):

	As of December 31,
	2014	2013
Due to the Advisor and its affiliates:
Operating expenses	$476	$671
Acquisition fees and expenses	13	354

Total	$489	$1,025

During 2014 and 2013, the Company’s Total Operating Expenses incurred represented approximately 1.5% and 1.4% of Average Invested Assets, respectively, as each term is defined in the Company’s Charter. During 2014, the Company’s Total Operating Expenses incurred represented approximately 53.1% of Net Loss, as each term is defined in the Company’s Charter. During 2013, the Company’s Total Operating Expenses incurred represented approximately 45.6% of Net Income, as each term is defined in the Company’s Charter.

The Company also maintains accounts at CNLBank, of which Mr. Seneff and Mr. Sittema, the Company’s chairman and vice-chairman, respectively, serve as directors. The Company had deposits at CNLBank of approximately $15.2 million and $8.6 million as of December 31, 2014 and 2013, respectively.

Policies Regarding Transactions with Certain Affiliates

Item 404 of the Commission’s Regulation S-K requires disclosure by the Company of any transaction between the Company and any related persons the amount of which exceeds $120,000 in which any related person had or will have a direct or indirect material interest. Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of the Company’s voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

In order to reduce or eliminate certain potential conflicts of interest, the Charter contains, and/or the Board has adopted written restrictions relating to (i) transactions between the Company and its Advisor or its affiliates, (ii) certain future offerings, and (iii) allocation of properties and loans among certain affiliated entities. These restrictions include the following:

Provision of goods and services - No goods or services will be provided by the Advisor or its affiliates to the Company except for transactions in which the Advisor or its affiliates provide those goods or services in accordance with the Charter, or, if a majority of the Company’s directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable and on terms and conditions to the Company than those available from unaffiliated third parties.

Purchase or lease of properties - The Company will not purchase or lease properties from the Advisor, the directors or any affiliate without the determination by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction that such transaction is fair and reasonable to the Company and at a price no greater than the cost of the asset to the Advisor, director or affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its current value. Further, the Company will not sell or lease properties to the Advisor, the directors or affiliates unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to the Company.

Loans to affiliates - The Company will not make loans to its Sponsor, the Advisor, the directors, or any affiliates thereof, except (i) mortgage loans subject to the restrictions governing mortgage loans in the Charter or (ii) to its subsidiaries or to ventures or partnerships in which the Company holds a controlling interest. Any loans to the Company by the Advisor or its affiliates must be approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

Voting of shares - With respect to shares owned by the Advisor, the Company’s directors, or any affiliate thereof, neither the Advisor, nor the Company’s directors, nor any of their affiliates may vote or consent on matters submitted to the Company’s stockholders regarding the removal of the Advisor, directors, or any affiliate thereof or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, directors, and any affiliate thereof may not vote or consent, any shares owned by any of them shall not be included.

Suitable investment opportunities  - Certain of the Company’s directors and executive officers also serve as directors and executive officers of CNL Healthcare Properties, Inc., a public, non-traded company that has elected to be taxed as a REIT sponsored by CNL Financial Group, LLC., an affiliate of CNL. Although the Company has different investment objectives than CNL Healthcare Properties, Inc., an investment opportunity may be suitable for both the Company and CNL Healthcare Properties, Inc. The Company’s Board and the Advisor have agreed that, in the event an investment opportunity is presented to both the Company’s Advisor’s Investment Committee and the investment committee of the advisor for CNL Healthcare Properties, Inc. and it is determined that the opportunity may be suitable for both the Company CNL Healthcare Properties, Inc. and for which both entities have sufficient uninvested funds, the investment opportunity will be offered to the entities on an alternating basis as follows:

●	The first investment opportunity that meets this criteria will be first offered to the Company;

●	The second opportunity that meets this criteria will be first offered to CNL Healthcare Properties, Inc. (whether or not the Company passed on the first investment opportunity, and whether or not CNL Healthcare Properties, Inc., accepted an investment in the first investment opportunity); and

●	Thereafter, each offer of any investment opportunities will alternate on the foregoing basis. It shall be the duty of the Board, including the Independent Directors, to ensure that these policies are applied fairly to the Company.

This policy will continue in effect until such time as the Company’s Sponsor, CNL, no longer owns or controls the Company’s Advisor and the advisor of CNL Healthcare Properties, Inc.

Certain public or private entities affiliated with the Company’s Sponsor, CNL, are bound by conflict resolution procedures that may impact the investments that are available to the Company. In particular, certain of these public and private entities affiliated with CNL, some of which invest in assets similar to those in which the Company may invest, require that if an investment opportunity becomes available which is suitable for such sponsor- and/or CNL-affiliated entities, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. For purposes of this conflict resolution procedure for these other entities, an investment opportunity will be considered “offered” when the opportunity is presented to the applicable board of directors for its consideration. In addition to various other factors, the determination as to whether or not an investment opportunity is suitable for more than one program will be determined based on the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of the properties, the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. A subsequent development regarding the investment opportunity, such as a delay in the closing of a property or a delay in the construction of a property, may cause any such investment to be more appropriate for an entity other than the entity which committed to make the investment. Although neither the Company nor its Advisor is bound by these conflict resolution procedures, the Company and its Advisor may be restricted by such procedures.

Item 2 – Ratification of Appointment of Independent Auditor

On the recommendation of the Audit Committee, the Board appointed the firm of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, as our independent auditor for 2015 (referred to throughout this proxy statement as the “independent auditor”). Although ratification by the stockholders is not required by law or the Company’s governance documents, the Company believes ratification of this appointment is good corporate practice because the audit of the Company’s books and records is a matter of importance to the Company’s stockholders. In the event this ratification is not received, the Audit Committee will reconsider the selection of PricewaterhouseCoopers LLP, however, the Board may nevertheless elect to retain them. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year, if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2015 Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from the Company’s stockholders.

Fees Paid to the Independent Auditor

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2014 and December 31, 2013, and fees billed for other services rendered (for audit and non-audit services and all “out-of-pocket” costs incurred in connection with these services) by PricewaterhouseCoopers LLP during these periods.

	2014	2013
	(in thousands)	(in thousands)

Audit fees	$ 1,002	$ 888
Audit-related fees	-	-
Tax fees	893	855
All other fees	-	-

Total	$ 1,895	$ 1,743

Audit Fees – Consists of professional services rendered in connection with the annual audit of the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K and quarterly reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also include fees for services performed by PricewaterhouseCoopers that are closely related to the audit and in many cases could only be provided by the Company’s independent auditors. Such services include consents related to the Company’s registration statements, assistance with, and review of, other documents filed with the Commission and accounting advice on completed transactions.

Audit-Related Fees – Consists of services related to audits of properties acquired, due diligence services related to contemplated property acquisitions and accounting consultations. There were no professional services rendered by PricewaterhouseCoopers that would be classified as audit-related fees during the years ended December 31, 2014 and 2013.

Tax Fees – Consists of services related to corporate tax compliance, including review of corporate tax returns, review of the tax treatments for certain expenses and tax due diligence relating to acquisitions.

All Other Fees – There were no professional services rendered by PricewaterhouseCoopers that would be classified as other fees during the years ended December  31, 2014 and 2013.

Audit Committee Pre-Approval Policy

Under the Company’s Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors in order to assure that the provisions of such services do not impair the auditor’s independence. The policy, as described below and set forth in the Audit Committee Charter sets forth conditions and procedures for such pre-approval of services to be performed by the independent auditor and utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

The annual audit services, as well as all audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor), requires the specific pre-approval of the Audit Committee. The Audit Committee may, however, grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide (such as comfort letters or consents). The Audit Committee has pre-approved all tax services and may grant general pre-approval for those permissible non-audit services that it has classified as “all other services” because it believes such services are routine and recurring services, and would not impair the independence of the auditor.

The fee amounts for all services to be provided by the independent auditor are established annually by the Audit Committee, and any proposed service fees exceeding approved levels will require specific pre-approval by the Audit Committee. Requests to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by the independent auditor, the chief financial officer and the chief executive officer, and must include a joint statement as to whether, in their view, the request is consistent with the Commission’s rules on auditor independence.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company incorporates it by specific reference.

Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2014 with the management of the Company. The Audit Committee also discussed with the Company’s senior management the process for certifications by the Company’s chief executive officer and chief financial officer required by the Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Commission.

Review and Discussions with Independent Auditors. The Audit Committee has discussed with PricewaterhouseCoopers, the Company’s independent registered certified public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Audit Committee has reviewed the selection, application and disclosure of the Company’s critical accounting policies. The Audit Committee has also received written disclosures and letters from PricewaterhouseCoopers required by Rule 3524 and Rule 3526 of the Public Company Accounting Oversight Board, “Communication with Audit Committees Concerning Independence,” and has discussed with PricewaterhouseCoopers their independence from the Company.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2014 Annual Report on Form 10-K for filing with the Commission.

The Audit Committee:

Dr. Bruce Douglas

Adam J. Ford

Robert J. Woody

Other Information about the Meeting

Voting and Attendance Information

How to vote: You may vote by proxy by internet, telephone or mail, or you may attend the meeting and vote in person. Please see your proxy card or Notice Regarding the Availability of Proxy Materials for more detailed voting instructions, or refer to the information your bank, broker or other nominee provided to you. If you vote by proxy before the meeting, you may revoke your proxy at any time before it is exercised at the meeting by filing with our Corporate Secretary a written notice of revocation, submitting a proxy bearing a later date, or attending the meeting and voting in person. Please see “Attending the Meeting in Person” below for information about attending the meeting. Even if you plan to attend, we request that you vote by proxy promptly. If you attend the meeting and wish to vote in person, your proxy will not be used.

Who can vote: Only stockholders of record of CNL Lifestyle Properties common stock as of the close of business on October 27, 2015 are entitled to vote at the meeting. As of that date, we had outstanding approximately 325,183,002 shares of common stock, the only class of stock outstanding and entitled to vote at the meeting. The holders of common stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting. If your shares are held through a bank, broker or other nominee, see “Voting by Street Name Holders” below regarding directing your record holder on how to vote your shares.

Quorum: The presence at the meeting, in person or by proxy, of 50% of the shares outstanding on the record date will constitute a quorum. Abstentions and broker non-votes (defined below) will be considered as shares present for purposes of determining the presence of a quorum.

Voting by Street Name Holders: If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or nominee (the “street name holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your street name holder how to vote your shares; and the street name holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your street name holder at least ten days before the meeting, the street name holder will be entitled to vote your shares in its discretion on Item 2 (Ratification of Independent Auditor), but will not be able to vote your shares on any other proposal, and your shares will be counted as “broker non-votes” on Item 1 (Election of Directors).

How your votes are counted and the votes required for approval: Shares represented by valid proxies received will be voted in the manner specified on the proxies. If no instructions are indicated on the proxy, the proxy will be voted as recommended by our Board of Directors. If other matters are properly presented at the meeting for consideration, the persons appointed as proxies on your proxy card will have the discretion to vote on these matters for you. The affirmative vote of a majority of the votes cast on each matter will be required to elect each director and to ratify the appointment of our independent auditor. Abstentions and broker non-votes will not be considered as votes cast with respect to the applicable matter and, therefore, will have no effect on the voting results.

Attending the Meeting in Person: Only stockholders of record as of the record date, October 27, 2015, or their proxy holders and our guests may attend the 2015 Annual Meeting of Stockholders. Personal photo identification will be required to enter the meeting. Below is additional information regarding required documentation necessary for admission to the meeting, which will be held at CNL Center at City Commons, Tower I, 13th Floor, 450 South Orange Avenue, Orlando, Florida 32801. To obtain directions to the 2015 Annual Meeting, please call the Company at (407) 650-1000.

The use of cameras at the meeting is prohibited and cameras will not be allowed into the meeting or any other adjacent areas, except by credentialed media. We realize that many mobile phones have built-in cameras. While these phones may be brought into the venue, the camera function may not be used at any time. For safety and security reasons, bags, briefcases and other items will be subject to security check.

The following is additional information regarding required documentation necessary for admission to the meeting:

If you received these proxy materials by mail:    If you are a registered stockholder who received these proxy materials by mail, an admission ticket is attached to your proxy card. Please bring the admission ticket with you to the meeting.

If you received a Notice Regarding the Availability of Proxy Materials by email: If you are a registered stockholder who received a Notice Regarding the Availability of Proxy Materials by email, please bring the Notice Regarding the Availability of Proxy Materials with you to the meeting; it will be considered your admission ticket.

If your shares are held in street name:  If your shares are held in street name (in the name of your broker, bank or other nominee), please bring to the meeting an account statement or letter from the street name holder indicating that you beneficially owned the shares on October 27, 2015, the record date for voting. You may not vote your shares in person at the meeting, unless you obtain a legal proxy from the record holder that holds your shares.

Stockholders who do not present an admission ticket at the meeting will be admitted only upon verification of ownership at the admission desk.

Revocation of Proxies

You may revoke your proxy and change your vote before the proxies are voted at the 2015 Annual Meeting. You may change your vote using the internet or telephone methods described herein, prior to the applicable cutoff time before the 2015 Annual Meeting, in which case only your latest internet or telephone proxy will be counted. Alternatively, you may revoke your proxy and change your vote by signing and returning a new form of proxy dated as of a later date, or by attending the 2015 Annual Meeting and voting in person. However, your attendance at the 2015 Annual Meeting will not automatically revoke your proxy, unless you properly vote at the meeting, or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company prior to the meeting at the following address: CNL Lifestyle Properties, Inc., CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida, 32801, Attention: Corporate Secretary.

Stockholder Proposals and Nominations for the

2016 Annual Stockholders’ Meeting

In order for proposals of stockholders to be considered for inclusion in our proxy materials relating to the annual meeting of stockholders in 2016, pursuant to Rule 14a-8 of the Exchange Act, they must be received on or before July 6, 2016. In order for a stockholder proposal made outside of Rule 14a-8 of the Exchange Act to be considered timely, or for a director nomination to be considered at the annual meeting of stockholders in 2016, it must be received by us not later than October 17, 2016 and not before September 16, 2016. Proposals should be sent to: Corporate Secretary, CNL Lifestyle Properties, Inc. CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Under our bylaws, in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to our Corporate Secretary not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If the annual meeting is scheduled for a date that is more than 30 days prior to or more than 60 days after such anniversary date, the notice given by the stockholder must be received not earlier than the 90th day prior to such annual meeting, and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made.

Solicitation of Proxies

In addition to the solicitation of proxies by mail or internet, proxies may be solicited by telephone, facsimile or in person by directors and officers of the Company, or certain employees of CNL Capital Markets Corp., CNL Securities Corp., and affiliates of our Advisor, without special compensation therefor. In addition, we have retained Broadridge Investor Communications Solutions, Inc. to assist in the solicitation of proxies for a fee of approximately $12,300, plus reimbursement for reasonable out-of-pocket expenses. All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, and the reimbursement of brokerage houses and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be paid by us.

Elimination of Duplicative Annual Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of the proxy statement or annual report to stockholders may have been sent to multiple stockholders in one household. We will promptly deliver a separate copy of either document to stockholders who write or call us at the following address or telephone number: CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, Attn: Corporate Secretary, telephone: (866) 650-0650. Stockholders wishing to receive separate copies of the proxy statement or annual report to stockholders in the future, or stockholders currently receiving multiple copies of the proxy statement or the annual report who would prefer that a single copy of each be delivered, should contact their bank, broker or other nominee record holder or Broadridge Investor Communications Solutions, Inc. at (855) 325-6668.

Other Matters

The Board of Directors does not know of any business to be presented at the 2015 Annual Meeting of Stockholders other than the matters described in this proxy statement. If other business is properly presented for consideration at the meeting, the proxies will vote the shares in their discretion.

CNL Lifestyle Properties, Inc.

P.O. BOX 4920
ORLANDO, FL 32802-4920

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
Register to receive all future stockholder communications electronically, instead of in print by mail. This means that the annual report, Proxy Statement, and other correspondence can be accessed via the Internet, including distribution statements and tax forms. To sign up to receive these mailings electronically, or to review or change your current delivery preferences, visit our website at www.cnllifestylereit.com/gopaperless.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M97189-P70090 KEEP THIS PORTION FOR YOUR RECORDS

CNL LIFESTYLE PROPERTIES, INC.

	For	Against	Abstain
1. Election of Directors			
1.1 James M. Seneff, Jr.	☐	☐	☐
1.2 Thomas K. Sittema	☐	☐	☐
1.3 Bruce Douglas	☐	☐	☐
1.4 Adam J. Ford	☐	☐	☐
1.5 Robert J. Woody	☐	☐	☐
2. Ratification of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2015.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VOTE BY INTERNET—www.proxyvote.com

Use the Intern et to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time th e day before th e cut-off date or meeting date. Have your proxy card in hand when you access the website and follow th e instructions to obtain your records and to create an electronic voting instruction form.

P.O. BOX 4920 ELEC TRONIC DELIVERY OF FUTURE PROXY MATERIALS

ORLANDO, FL 32802-4920 Register to rec eive all future stockholder communications electronically, instead of in print by mail. This means th at th e annu al report, Proxy Statement, and oth er correspondence c an be accessed via the Intern et, including distribution statements and tax forms. To sign up to rec eive th ese mailings electronically, or to review or change your cu rrent d elivery pref erences, visit our website at

www.cnllifestylereit.co m/gopap erless .

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to trans mit your voting instructions up until

11:59 P.M. Eastern Time th e day before the cut-off date or meetin g date. Have your proxy card in hand when you call and then follo w th e instructions.

VOTE BY MAIL

Mark, sign and d ate your p roxy c ard and return it in the postage-paid envelope we have provid ed or return it to Vote Proc essing, c/o Bro adridge, 51 Merc edes Way,

Edgewood, NY 11717.

TO VOTE, MARK BLOCK S BELOW IN BLU E OR BL ACK INK AS FOLLOWS:

M97189-P70090 KEEP TH IS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CNL LIFESTYLE PROPERTIES, INC .

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS

INDICATED, WILL BE VOTED “FOR” ITEMS1.1 THROUGH 1.5

AND “FOR” ITEM 2.

In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors For Against Abstain For Against Abstain

1.1 James M. Seneff, Jr. 2. Ratification of PricewaterhouseCoopers LLP as our

independent auditor for fiscal year 2015.

1.2 Thomas K. Sittema

1.3 BruceDouglas

1.4 Adam J. Ford

1.5 Robert J.Woody

Yes No

Please indicate if you plan to attend this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If acorporation or partnership, please sign in full corporate or partnership nameby authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Own ers) Date

ADMISSION TICKET

2015 Annual Meeting of Stockholders

Tuesday, December 15, 2015, 9:30 a.m. Eastern Time

CNL City Center

450 S. Orange Avenue

Orlando, Florida 32801

Stockholders who do not present a photo ID and an admission ticket or verification of ownership may not be admitted to the meeting.

Attached below is your proxy card for the 2015 Annual Meeting of Stockholders of

CNL Lifestyle Properties, Inc.

You may vote by Telephone, by Internet, or by Mail.

To vote by Telephone or Internet, see instructions on reverse side.

To vote by Mail, please return your proxy in the enclosed Business Reply Envelope .

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

M97190-P70090

CNL LIFESTYLE PROPERTIES, INC.

Proxy for Annual Meeting of Stockholders, December 15, 2015

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF CNL LIFESTYLE PROPERTIES, INC.

The undersigned hereby constitutes and appoints each of James M. Seneff, Jr. and Thomas K. Sittema attorneys and proxies of the undersigned, with full power of substitution to each attorney and substitute, for and in the name of the undersigned to appear and vote all shares of common stock of CNL Lifestyle Properties, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on December 15, 2015 at 9:30 a.m. Eastern Time, and at any and all adjournments thereof, with all powers the undersigned would have if personally present, hereby revoking all proxies previously given.

Continued and to be signed on reverse side